Exhibit 10.8

INDUSTRIAL MULTI-TENANT LEASE

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Landlord

AND

PLX PHARMA INC.

Tenant

GLOSSARY

The following terms in the Lease are defined in the paragraphs opposite the terms.

TERM	DEFINED IN PARAGRAPH
Additional Rent	4.1
Applicable Requirements	6.3
Assign	12.1
Base Rent	1.4
Basic Provisions	1.1
Building	1.2
Building Operating Expenses	4.2(b)
Commencement Date	1.3
Commencement Date Certificate	3.3
Common Areas	2.2
Common Area Operating Expenses	4.2(b)
Condemnation	14
Default	13.1
Expiration Date	1.3
HVAC	4.2(a)
Hazardous Substance	6.2(a)
Indemnity	8.5
Industrial Center	1.2
Landlord	1.1
Landlord Entities	6.2(c)
Lease	1.1
Lenders	6.4
Mortgage	16.18(a)
Operating Expenses	4.2(a)
Party/Parties	1.1
Permitted Use	1.8
Premises	1.2
Prevailing Party	16.13
Real Property Taxes	10.2
Rent	4.1
Reportable Use	6.2(a)
Requesting Party	15.1
Responding Party	15.1
Rules and Regulations	2.4
Security Deposit	1.7
Taxes	10.2
Tenant	1.1
Tenant Acts	9.2
Tenant Entities	6.2(c)
Tenant’s Share	1.5
Term	1.3
Use	6.1

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA INDUSTRIAL MULTI-TENANT LEASE

1.           Basic Provisions (‘‘Basic Provisions”).

1.1         Parties: This Lease (“Lease”) dated June 4, 2009, is made by and between Teachers Insurance and Annuity Association of America, a New York corporation (“Landlord”), and PLx Pharma Inc., Texas corporation (“Tenant”) (collectively the “Parties,” or individually a “Party”).

1.2         Premises: A portion, consisting of approximately 1,955 square feet in Suite 130 (the “Initial Premises”), outlined on Exhibit A-1 attached hereto, until the Must Take Date (hereinafter defined), and 1,950 square feet in Suite 140 (the “Must Take Space”), outlined on Exhibit A-2 attached hereto, for a total of 3,905 square feet, outlined on Exhibit A-3 attached hereto, following the Must Take Date (the “Premises”), of the building (“Building”) located at 8285 El Rio in the City of Houston, State of Texas. The Building is located in the industrial center commonly known as Plaza De Oro (the “Complex”). Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.2 below), but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the Complex, the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the “Industrial Center.”

1.3         Term: 61 months (“Term”) commencing June l, 2009 (“Commencement Date”) and ending June 30, 2014 (“Expiration Date”). The term “Lease Month” means each calendar month during the Lease Term, with the first Lease Month beginning on the first day of the first full calendar month of the Term.

1.4         Base Rent:

Period	Base Rent/SF	Monthly Base Rent (Initial Premises)	Monthly Base Rent (Must Take Space)	Total Monthly Base Rent
6/1/09-6130109	$8.45	$1,376.65	$0.00	$1,376.65
7/l/09- 6/30/10	$8.45	$1,376.65	$1,373.13	$2,749.78
7/l/10-6130112	$8.90	$1,449.96	$1,446.25	$2,896.21
7/l/12- 6/30/14	$9.25	$1,506.98	$1,503.13	$3,010.11

*Base Rent for the Must Take Space commences on the Must Take Date.

1.5         Tenant’s Share of Operating Expenses (“Tenant’s Share”):

Prior to the Must Take Date:

(a)	Industrial Center	2.12%
(b)	Building	5.56%

Following the Must Take Date:

(a)	Industrial Center	4.23%
(b)	Building	12.82%

Multi-Tenant Lease – PLx Pharma Inc.

1.6         Tenant’s Estimated Monthly Rent Payment: Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

Prior to Must Take Date:

(a)	Base Rent (Paragraph 4.1)	$1,376.65
(b)	Operating Expenses (Paragraph 4.2);
	Landlord Insurance (Paragraph 8.3); and
	Real Property Taxes (Paragraph 10)	$527.85
	Estimated Monthly Payment	$1,904.50

Following Must Take Date:

(a)	Base Rent (Paragraph 4.1)	$2,749.78
(b)	Operating Expenses (Paragraph 4.2);
	Landlord Insurance (Paragraph 8.3); and
	Real Property Taxes (Paragraph 10)	$1,054.35
	Estimated Monthly Payment	$3,804.13

1.7         Security Deposit: $4,064.46 (“Security Deposit”).

1.8         Permitted Use (“Permitted Use”): General office and research and development utilization, as well as receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto.

1.9         Guarantor: Not applicable.

1.10       Landlord’s Broker: Holt Lunsford Commercial

1.11       Tenant’s Broker: Mohr Partners, Inc.

1.12       Addenda and Exhibits: Attached hereto are the following Addenda and Exhibits, all of which constitute a part of this Lease:

(a)	Addenda:	Remedies Addendum
(b)	Exhibits:	Exhibit A-1:	Diagram of Initial Premises.
		Exhibit A-2:	Diagram of Must Take Space.
		Exhibit A-3:	Diagram of Premises.
		Exhibit A-4:	Legal Description.
		Exhibit B:	Commencement Date Certificate.
		Exhibit C:	Standard Renewal Option.
		Exhibit D:	Industrial Center Rules and Regulations.
		Exhibit E:	Tenant Finish Work.
		Exhibit F:	Move Out Requirements.
		Exhibit G:	Estoppel Certificate.

Multi-Tenant Lease – PLx Pharma Inc.

1.13       Address for Notice: All notices required by this Lease from Tenant to Landlord shall until further notice from Landlord be sent to Landlord at the following address:

Edward Bane

c/o Holt Lunsford Commercial

17 S. Briar Hollow Lane, Suite 400

Houston, Texas 77027

1.14       Address for Rent Payments: All amounts payable by Tenant to Landlord shall until further notice from Landlord be paid to Landlord at the following address:

Teachers Insurance and Annuity Association
c/o Holt Lunsford Commercial

P.O. Box 840548

Dallas, Texas 75284-0548

2.          Premises, Parking and Common Areas.

2.1         Letting. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease. Until July I, 2009 (the “Must Take Date”), the term “Premises” includes only the Initial Premises. On the Must Take Date, the Premises are automatically expanded to include the Must Take Space. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant’s Share based thereon is not subject to revision whether or not the actual square footage is more or less. Tenant accepts the Premises in their “AS IS, WHERE IS” condition, and Landlord, subject to its obligations under Exhibit E, has no obligation to improve, repair, restore, or refurbish the Premises. Tenant’s occupancy of the Premises is conclusive evidence that Tenant: (A) accepts the Premises as suitable for the purposes for which they are leased; (B) accepts the Premises and the Industrial Center as being in a good and satisfactory condition, subject to punchlist items, if any, that remain to be performed by Landlord under Exhibit E; (C) waives any defects in the Premises and the Industrial Center; and (D) having been provided an opportunity to inspect and measure the Premises, agrees that the square footage numbers specified in this Lease are accurate, binding, and conclusive for all purposes. Neither Landlord nor any other Landlord Entity has made, and Tenant waives, any express or implied representation or warranty with respect to the Premises or any other portion of the Industrial Center including, without limitation, any representation or warranty with respect to the suitability or fitness of the Premises or any other portion of the Industrial Center for the conduct of Tenant’s business.

2.2         Common Areas - Definition. “Common Areas” are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors and invitees.

Multi-Tenant Lease – PLx Pharma Inc.

2.3         Common Areas- Tenant’s Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Industrial Center.

2.4         Common Areas - Rules and Regulations. Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

2.5         Common Area Changes. Landlord shall have the right, in Landlord’s commercially reasonable discretion, from time to time:

(a)          To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b)          To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)          To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

(d)          To add additional buildings and improvements to the Common Areas;

(e)          To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

(f)          To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3.          Term.

3.1          Term. The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.3.

3.2          Delay in Possession. If for any reason Landlord cannot deliver possession of the Initial Premises to Tenant by the Commencement Date, or the Must Take Space by the Must Take Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent until Landlord delivers possession of any portion of the Premises. The term of the Lease shall commence on the earlier of(i) the date Tenant takes possession of any portion of the Premises or (ii) upon notice to Tenant that Landlord is prepared to tender possession of the Premises to Tenant and shall expire on the last day of the 60th month thereafter.

Multi-Tenant Lease – PLx Pharma Inc.

3.3         Commencement Date Certificate. Within 10 days after the request of Landlord, Tenant shall execute and deliver to Landlord a completed certificate (“Commencement Date Certificate”) in the form attached hereto as Exhibit B.

4.          Rent.

4.1         4.1. Base Rent. Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as “Additional Rent”) in lawful money of the United States, without notice or demand (except as specified herein), offset or deduction, in advance on or before the first day of each month. Tenant’s obligation to pay Rent is independent of any obligation of Landlord under this Lease. The foregoing sentence does not affect Tenant’s rights under Sections 9 and 14 of this Lease. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as “Rent”. All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be Rent.

4.2         Operating Expenses. Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant’s Share of all Operating Expenses in accordance with the following provisions:

(a)          “Operating Expenses” are all costs incurred by Landlord relating to the ownership and operation of the Industrial Center, Building and Premises including, but not limited to, the following:

(i)          The operation, repair, maintenance and replacement in good condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories.

(ii)         Water, gas, electricity, telephone and other utilities servicing the Common Areas.

(iii)        Trash disposal, janitorial services, snow removal, property management and security services.

(iv)        Reserves set aside for maintenance, repair and replacement of the Common

(v)         Areas and Building.

Multi-Tenant Lease – PLx Pharma Inc.

(vi)        Real Property Taxes.

(vii)       Premiums for the insurance policies maintained by Landlord under Paragraph 8 hereof.

(viii)      Environmental monitoring and insurance programs.

(ix)         Monthly amortization of commercially reasonable capital improvements to the Common Areas and the Building. The monthly amortization of any given capital improvement shall be the sum of the (i) quotient obtained by dividing the cost of the capital improvement by Landlord’s estimate of the number of months of useful life of such improvement plus (ii) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 10% or the maximum annual interest rate permitted by law.

(x)          Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, roof, elevators and fire detection and sprinkler systems.

(b)          Notwithstanding anything in the foregoing definition to the contrary, Operating Expenses do not include the following (except to the extent permitted by a specific exception):

(i)          wages and salaries of employees above the grade of asset manager;

(ii)         interest, amortization, or other payments of loans by Landlord (except to the extent permitted in clause (xvii) below);

(iii)        expenses incurred related to negotiations with existing and prospective tenants, including brokerage commissions;

(iv)        legal expenses, other than those directly related to service contracts for the Industrial Center and those incurred by Landlord in attempting to reduce or eliminate any component of Operating Expenses or in protecting or enhancing the value or use of the Industrial Center;

(v)         federal or state income taxes imposed on or measured by the income of Landlord;

(vi)        rents underground leases;

(vii)       costs incurred in selling, syndicating, financing, mortgaging, or pledging Landlord’s interest in the Industrial Center;

(viii)      depreciation;

Multi-Tenant Lease – PLx Pharma Inc.

(ix)         costs arising out of the breach by Landlord of any contract, including, without limitation, penalties and interest due to late payment, except in connection with a good faith dispute by Landlord;

(x)          costs of correcting defects (including latent defects) in the design or construction of the Industrial Center, including the structural elements and the Industrial Center systems, except that general maintenance and repair necessitated by or resulting from ordinary wear and tear are not deemed defects;

(xi)         costs of replacement of the structural elements of the Industrial Center;

(xii)        repairs or other work occasioned by fire, windstorm, or other casualty, and covered or required to be covered by Landlord’s insurance (other than the deductible portion of the policies) or by eminent domain or a sale in lieu thereof;

(xiii)       penalties and interest incurred due to the violation by Landlord of any Applicable Requirements, except in connection with a good faith dispute by Landlord;

(xiv)       costs, charges, or fees paid to subsidiaries or affiliates of Landlord for services to the Industrial Center to the extent that the costs of the services exceed competitive costs for the services rendered by unaffiliated persons or entities of similar skill, competence, and experience;

(xv)        costs of Landlord’s general overhead and general administrative costs and expenses that would not be chargeable to Operating Expenses in accordance with generally accepted accounting principles, consistently applied;

(xvi)       advertising and promotional costs and expenses other than tenant newsletters;

(xvii)      expenditures for capital improvements, except for amortization of the cost, together with reasonable financing charges, of furnishing and installing capital investment items that are: (a) primarily for the purpose of (i) reducing Operating Expenses or avoiding increases in Operating Expenses (provided Landlord reasonably estimates at the time of installing or furnishing the capital investment item that the reduction in, or avoidance of, Operating Expenses resulting from the capital investment item will equal or exceed the amortization cost of the capital item), or (ii) promoting safety; or (b) required by Applicable Requirements. All such costs will be amortized over the useful life of the capital investment items with the useful life and amortization schedule being determined in accordance with generally accepted accounting principles, in no event to extend beyond the remaining useful life of the Industrial Center; and

Multi-Tenant Lease – PLx Pharma Inc.

(xviii)    any cost or expense to the extent to which Landlord is paid or reimbursed or is entitled to payment or reimbursement from any person (other than as a payment for Operating Expenses).

(c)         Tenant’s Share of Operating Expenses that are not specifically attributed to the Building (“Common Area Operating Expenses”) shall be that percentage shown in Paragraph 1.5(a). Tenant’s Share of Operating Expenses that are attributable to the Building (“Building Operating Expenses”) shall be that percentage shown in Paragraph 1.5(b). Landlord in its commercially reasonable discretion shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses or expenses to be entirely borne by Tenant.

(d)         The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services.

(e)         Tenant shall pay monthly in advance on the same day as the Base Rent is due Tenant’s Share of estimated Operating Expenses in the amount set forth in Paragraph 1.6. Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant’s Share of the actual Operating Expenses incurred during the preceding year. If Tenant’s estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant’s Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant’s Share of Operating Expenses next becoming due. If Tenant’s estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant’s Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within I 0 days after delivery by Landlord to tenant of said statement. At any time Landlord may adjust the amount of the estimated Tenant’s Share of Operating Expenses to reflect Landlord’s estimate of such expenses for the year. In no event shall Landlord collect greater than one hundred percent (100%) of the actual Operating Expenses for the Building.

(f)         Tenant, at its expense, may elect to inspect, audit, and copy relevant portions of Landlord’s books and records as reasonably determined by Landlord concerning the applicable Operating Expenses statement at Landlord’s manager’s offices during normal office hours within 120 days after the date of the Operating Expenses statement by giving Landlord at least 30 days’ prior notice. Any audit by Tenant is subject to the following:

(i)          No audit may be conducted if Tenant is in default under this Lease at the time Tenant delivers its notice to Landlord requesting the audit or at the time the audit would be conducted.

(ii)         No subtenant or assignee may conduct an audit under this subparagraph or

Multi-Tenant Lease – PLx Pharma Inc.

(iii)        If Tenant retains a third party (the “Auditor”) to audit any Operating Expenses statement, the Auditor must be a nationally recognized accounting from that is not being compensated by Tenant on a contingent fee basis or other “savings” based fee structure, and the person conducting the audit must be a certified public accountant with at least 5 years of commercial real estate accounting experience. Prior to conducting an audit, Tenant and any Auditor must execute Landlord’s standard form of confidentiality agreement relating to the audit.

(iv)        Tenant may not be in the Manager’s offices for more than a total of I 0 business days. Tenant shall make reasonable efforts to minimize any disruption to Landlord’s business and operations while in Landlord’s manager’s offices. Tenant shall utilize the time in Landlord’s manager’s offices to review, understand, and clarity Landlord’s calculation of Operating Expenses and to provide Landlord the opportunity to explain its calculations.

(v)         Tenant shall deliver a preliminary report of the audit to Landlord at the conclusion of the on-site audit and shall utilize its time with Landlord to clarity and minimize contested items, if any. Thereafter, Tenant shall deliver its final audit report within 20 days after the audit. If Tenant disputes any items contained in Operating Expenses as a result of its audit and Landlord does not contest the accuracy of Tenant’s dispute within 20 business days after Landlord’s receipt of Tenant’s dispute notice, Landlord shall reimburse Tenant the amount of any overpayment, or Tenant shall pay Landlord the amount of any underpayment, found as a result of the audit and Landlord’s recalculation of Operating Expenses.

5.          Security Deposit. Tenant shall deposit with Landlord upon Tenant’s execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant’s faithful performance of Tenants obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including legal fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

6.          Use.

6.1          Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord’s insurance. Tenant shall not service, maintain or repair vehicles on the Premises, Building or Common Areas. Tenant shall not store foods, pallets, drums or any other materials outside the Premises.

Multi-Tenant Lease – PLx Pharma Inc.

6.2          Hazardous Substances.

(a)          Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as Tenant uses and stores such materials in accordance with Applicable Requirements and such use is not a Reportable Use and does not expose the Premises, or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

(b)          Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

Multi-Tenant Lease – PLx Pharma Inc.

(c)          Indemnification. Tenant shall indemnity, protect, defend and hold Landlord, Landlord’s affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing (“Landlord Entities”) in the manner specified in Section 8 from any release of Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant’s employees, agents, contractors or invitees (“Tenant Entities”). Tenant’s obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and legal fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant’s obligations under this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

6.3          Tenant’s Compliance with Requirements. Tenant shall, at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information evidencing Tenant’s compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

6.4          Inspection; Compliance with Law. In addition to Landlord’s environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise upon twenty-four (24) hours prior notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord or Landlord’s Lender, as the case may be, for the costs and expenses of such inspections. Tenant’s obligations under this Paragraph 6.4 shall survive the expiration or earlier termination of this Lease.

Multi-Tenant Lease – PLx Pharma Inc.

7.          Maintenance, Repairs, Trade Fixtures and Alterations.

7.1           Tenant’s Obligations. Subject to the provisions of Paragraph 7.2 (Landlord’s Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

7.2           Landlord’s Obligations. Subject to the provisions of Paragraph 6 (Use), Paragraph 7.1 (Tenant’s Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Landlord at its expense and not subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations and exterior walls of the Building and utility systems outside the Building. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the Building roof and Common Areas.

7.3           Alterations. Tenant shall not make nor cause to be made any alterations, installations in, on, under or about the Premises.

7.4           Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order per Exhibit F, ordinary wear and tear excepted. Without limiting the generality of the above, Tenant shall remove all personal property, trade fixtures and floor bolts, patch all floors and cause all lights to be in good operating condition.

7.5           HVAC. Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Premises (the “Premises HVAC”). Provided that Tenant enters into the preventative maintenance agreement described below serving the Premises HVAC in form and substance satisfactory to Landlord, Tenant shall be responsible for only the first $1,500.00 per each occurrence of repair or replacement of any portion of the Premises HVAC (except to the extent repair or replacement is necessitated by Tenant’s negligence or willful misconduct in which case Tenant shall be responsible for all costs) with the remaining cost of such repair or replacement being borne by Landlord. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days of the date Tenant takes possession of the Premises. The service contract must become effective within thirty (30) days of the date of Tenant’s occupancy of the Premises and must be performed on at least a quarterly basis. The following items must be included in Tenant’s maintenance contract:

Multi-Tenant Lease – PLx Pharma Inc.

1.	Adjust belt tension;
2.	Lubricate all moving parts, as necessary;
3.	Inspect and adjust all temperature and safety controls;
4.	Check refrigeration system for leaks and operation;
5.	Check refrigeration system for moisture;
6.	Inspect compressor oil level and crank heaters;
7.	Inspect air filters and replace when necessary;
8.	Check space conditions;
9.	Check condensate drains and drain pans and clean, if necessary;
10.	Inspect and adjust all valves;
11.	Check and adjust dampers;
12.	Run machine through complete cycle.

Provided that Tenant maintains the preventative maintenance/service contract for the Premises HVAC, Tenant shall not be responsible for the repair or replacement of any portion of the Premises HVAC (except to the extent repair or replacement is necessitated by Tenant’s negligence or willful misconduct in which case Tenant shall be responsible for all costs) during the first ninety (90) days following the Commencement Date.

8.          Insurance; Indemnity.

8.1         Payment of Premiums. The cost of the premiums for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

8.2         Tenant’s Insurance.

(a)         At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of this Lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant’s operation and use of the Premises.

(i)          Commercial General Liability Insurance (ISO Form CG00010798 or its equivalent), written on an “occurrence” basis, with minimum limits of $1,000,000 per occurrence; $3,000,000 general aggregate for bodily injury, personal injury and property damage and excess umbrella liability insurance in the amount of $3,000,000. If required by Landlord, liquor liability coverage will be included. Tenant’s Commercial General Liability Insurance must cover business carried on, in or from the Premises and Tenant’s use and occupancy of the Premises (including contractual liability and must have no deductible).

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(ii)         Workers’ compensation insurance complying with statutory requirements of the State of Texas and employers liability insurance in amounts not less than $500,000 bodily injury per accident/$500,000 disease each employee/$500,000 disease policy limit.

(iii)        Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

(iv)        Property insurance against all risks of loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision and a deductible not to exceed $25,000; and Business Interruption Insurance with a limit of liability representing loss of at least approximately six months of income.

(b)          Tenant shall deliver to Landlord duly executed certificates of all insurance (Acord Form 28, modified as necessary to cover liability insurance) and additional insured endorsements reasonably satisfactory to Landlord (on ISO Form 2026 or its equivalent, without modification) prior to entering the Premises and annually thereafter, reflecting evidence of required coverages prior to initial occupancy together with endorsements required under this Section 8.2; and annually thereafter.

(c)          If, in the opinion of Landlord’s insurance advisor, the amount of scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord’s advisor deems adequate. Notwithstanding the foregoing sentence, Landlord shall not increase the amount or scope of the coverage pursuant to this Section 8.2(c) for the period commencing on the Effective Date and expiring on May 31,2014.

(d)          All insurance required under Paragraph 8.2 (i) shall be primary and non-contributory, (ii) shall provide for severability of interests, (iii) shall be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A-:IX or better by Best’s Key Rating Guide, (iv) shall be endorsed to include Landlord, Landlord’s property manager and such other persons or entities as Landlord may from time to time designate, as additional insureds without restriction (Commercial General Liability and excess umbrella liability insurance only), (v) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds, and (vi) shall be endorsed to waive any rights of subrogation against Landlord, its officers, directors, employees, agents, partners and assigns. All deductibles shall be at Tenant’s sole risk and shall be paid by, assumed by and for the account of Tenant.

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(e)          If Tenant fails to comply with the insurance requirements, Landlord may obtain the required insurance on behalf of Tenant and Tenant shall pay the cost thereof as Additional Rent.

8.3          Landlord’s Insurance. Landlord may, but shall not be obligated to, maintain all risk insurance covering the buildings within the Industrial Center, Commercial General Liability and such other insurance in such amounts and covering such liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord’s insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any insurance or coverage. Premiums for any such insurance shall be a Common Area Operating Expense.

8.4          Waiver of Subrogation. Each party waives all claims that arise or may arise in its favor against the other party, or anyone claiming through or under them, by way of subrogation or otherwise, during the Lease Term or any extension or renewal thereof, for all losses of, or damage to, any of its property (WHETHER OR NOT THE LOSS OR DAMAGE IS CAUSED IN WHOLE OR IN PART BY THE FAULT OR NEGLIGENCE OR STRICT LIABILITY OF THE OTHER PARTY OR ANYONE FOR WHOM THE OTHER PARTY IS RESPONSIBLE), which loss or damage is covered by valid and collectible Special Form Property insurance policies or would have been covered by the insurance policies had the party maintained the insurance required by this Lease. The party incurring the loss or damage will be responsible for any deductible or self-insured retention under its property insurance. These waivers are in addition to, and not in limitation of, any other waiver or release in this Lease with respect to any loss or damage to property of the parties. Each party shall immediately give each insurance company issuing to it policies of Special Form Property insurance written notice of the terms of these mutual waivers, and have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of these waivers.

8.5          Indemnity. Tenant shall protect, indemnify, defend and hold the Landlord Entities harmless from and against any and all loss, claims, costs (including court costs and attorney’s fees) or liability (INCLUDING THOSE RESULTING SOLELY OR IN PART FROM NEGLIGENCE, BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD) incurred by reason of:

(a)          any damage to any property (including but not limited to property of any Landlord Entity) or death or injury to any person occurring in or about the Premises, the Building or the Industrial Center caused by or arising from any actual or alleged act, neglect, fault or omission by any Tenant Entity;

(b)          the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

(c)          Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy;

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(d)          or any breach or default of the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

The provisions of this Paragraph 8.5 shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

8.6          Exemption of Landlord from Liability. Landlord Entities shall not be liable for and Tenant waives any claims against Landlord Entities (EVEN IF SUCH CLAIMS ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD ENTITIES BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD ENTITIES) for injury or damage to the person or the property of Tenant, Tenant’s employees, contractors, invitees, customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. NOTWITHSTANDING LANDLORD’S NEGLIGENCE OR BREACH OF THIS LEASE, LANDLORD SHALL UNDER NO CIRCUMSTANCES BE LIABLE FOR INJURY TO TENANT’S BUSINESS, FOR ANY LOSS OF INCOME OR PROFIT THEREFROM OR ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

9.          Damage or Destruction.

9.1          Termination Right. Tenant shall give Landlord immediate written notice of any damage to the Premises. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that substantial alteration or reconstruction of the Premises or the Building is, in Landlord’s sole opinion required (whether or not the Premises are damaged) or if any mortgagee under a mortgage or deed of trust covering the Building or Industrial Center requires that the insurance proceeds payable as a result of the fire or casualty be used to retire the mortgage debt, Landlord may, at its sole option terminate this Lease upon written notice to Tenant within 60 days of the date of damage. If Landlord does not terminate this Lease under this Paragraph 9.1, Landlord shall deliver to Tenant a non-binding estimate of the time needed to repair and restore the Premises or the Building within 60 days after the date of the damage. If Landlord’s estimate states that repair and restoration will not be completed within 180 days after the date of the damage, Tenant may terminate this Lease by giving Landlord notice of termination within I 0 business days after the date Tenant receives Landlord’s estimate. If Landlord or Tenant terminates this Lease under this Paragraph 9.1, the Rent abates as of the date of the damage.

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If neither party terminates this Lease, Landlord shall within 75 days after the date of the damage commence to repair and restore the Industrial Center to substantially the same condition as prior to the casualty. Tenant shall assign to Landlord (or Landlord’s designee) all insurance proceeds payable to Tenant under the property insurance required under Paragraph 8.2 to the extent attributable to Tenant improvements and betterments, but not to the extent attributable to Tenant’s personal property located in the Premises, and Landlord shall repair and replace the Building standard improvements, Tenant Improvements, and alterations installed in the Premises; except that if the cost of the repair and replacements for the Tenant Improvements (based on Landlord’s or its contractor’s estimate of the cost) exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier (which Tenant shall cause its insurance carrier to pay to Landlord), Tenant shall pay the shortfall to Landlord prior to Landlord’s repair of the damage. No Landlord Entity is liable for any inconvenience or annoyance to any Tenant Entity or injury to the business of Tenant resulting in any way from casualty damage or the repairs (INCLUDING ANY INCONVENIENCE, ANNOYANCE, OR INJURY RESULTING SOLELY OR IN PART FROM THE NEGLIGENCE BUT NOT TO THE EXTENT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LANDLORD ENTITY); except that during the time and to the extent the Premises are unfit for occupancy, Landlord shall grant to Tenant a fair diminution of Rent.

9.2          Damage Caused by Tenant. Tenant’s termination rights under Paragraph 9.1 shall not apply if the damage to the Premises or Building is the result of any act or omission of Tenant or of any of Tenant’s agents, employees, customers, invitees or contractors (“Tenant Acts”). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord at its option, may at Tenant’s expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10.         Real Property Taxes.

10.1        Payment of Real Properly Taxes. Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.2        Real Properly Tax Definition. As used herein, the term “Real Property Taxes” is any form of tax or assessment, general, special, ordinary or extraordinary, imposed or levied upon (a) the Industrial Center, (b) any interest of Landlord in the Industrial Center, (c) Landlord’s right to rent or other income from the Industrial Center, and/or (d) Landlord’s business of leasing the Premises. Real Property Taxes include (i) any franchise tax, margins tax, license fee, commercial rental tax, excise tax, improvement bond or bonds, levy or tax; (ii) any tax or charge which replaces or is in addition to any of such above-described “Real Property Taxes” and (iii) any fees, expenses or costs (including legal fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. The term “Real Property Taxes” shall also include any increase resulting from a change in the ownership of the Industrial Center or Building, the execution of this Lease or any modification, amendment or transfer thereof. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

10.3        [Intentionally Omitted.]

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10.4        Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

10.5        Tenant’s Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant’s improvements, fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11.         Utilities. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

12.         Assignment and Subletting.

12.1        Landlord’s Consent Required.

(a)          Tenant shall not assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign”) or sublet all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Relevant criteria in determining reasonability of consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords and any change or intensification of use of the Premises or the Common Areas. Tenant shall not sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee. The requirements of this Section 12.1 shall apply to any further subleasing by any subtenant.

(b)          A change in the control of Tenant shall constitute an assignment requiring Landlord’s consent, which consent shall not be unreasonably withheld, delayed or conditioned. The transfer, on a cumulative basis, of 50% or more of the voting or management control of Tenant shall constitute a change in control for this purpose.

(c)          If the rent payable under any permitted sublease is greater than the Base Rent payable under this Lease, fifty percent (50%) of such excess rent is payable to Landlord as additional rent on the same dates Tenant pays Base Rent hereunder.

12.2        Rent Adjustment. If, as of the effective date of any permitted assignment or subletting the then remaining term of this Lease is less than three (3) years, Landlord may, as a condition to its consent: (i) require that the amount and adjustment schedule of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment schedule for property similar to the Premises as then constituted, as determined by Landlord; or (ii) terminate the Lease as of the date of assignment or subletting subject to the performance by Tenant of those covenants which under the terms hereof survive termination.

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13.         Default; Remedies.

13.1        Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a)          The abandonment of the Premises by Tenant in concert with the failure to pay Rent;

(b)          Failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder, said failure continuing for a period of 5 business days after written notice from Landlord; provided, however, Landlord is not required to provide such written notice more than l time in any 12-month period; thereafter it is a default under the Lease if any such installment is not paid when due and such failure continues for a period of 5 business days after the same is due;

(c)          A general assignment by Tenant or any guarantor for the benefit of creditors;

(d)          The filing of a voluntary petition in bankruptcy by Tenant or any guarantor, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant’s creditors or guarantors;

(e)          Receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant’s assets on the Premises;

(f)           Failure of Tenant to maintain insurance as required by Paragraph 8.2;

(g)          Any breach by Tenant of its covenants under Paragraph 6.2;

(h)          Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for I 0 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to commence to cure such failure and such failure cannot be cured within such I 0 day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion in a reasonable period not exceed 40 days after the end of the I 0 day period;

(i)           Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenant’s business or in good faith for equivalent consideration, or with Landlord’s consent; and

(j)           The default of any guarantors of Tenant’s obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

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13.2         Remedies. In the event of any Default by Tenant, Landlord shall have the remedies set forth in the Addendum attached hereto entitled “Landlord’s Remedies in Event of Tenant Default”.

13.3         Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee within I 0 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

13.4         Default by Landlord. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant’s exclusive remedy shall be an action for damages. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term “Landlord” shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, and an assumption in writing by the transferee of the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner’s ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or of the building of which the Premises are a part; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord.

14.         Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than l 0% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant’s parking, is taken by condemnation, Tenant may, at Tenant’s option, to be exercised in writing within l 0 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant’s relocation expenses and/or loss of Tenants trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damages to the Premises caused by such condemnation authority. Tenant shall not be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

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15.         Estoppel Certificate and Financial Statements.

15.1         Estoppel Certificate. Each party (herein referred to as “Responding Party”) shall within 10 business days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in the form attached hereto, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

15.2         Financial Statement. If Landlord desires to finance, refinance, or sell the Building, Industrial Center or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.         Additional Covenants and Provisions.

16.1         Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

16.2         Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but when taken together with the late charge provided in paragraph 13.3, in no event exceeding the maximum rate allowed by law.

16.3         Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

16.4         Landlord Liability. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Industrial Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

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16.5         No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all oral, written prior or contemporaneous agreements or understandings.

16.6         Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 16.6. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

16.7         Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

16.8         Waivers. No waiver by Landlord of a Default by Tenant shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default by Tenant of the same or any other term, covenant or condition hereof.

16.9         Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (i) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (ii) Tenant’s right to possession shall terminate on 30 days-notice from Landlord and (iii) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, legal fees incurred or suffered by Landlord by reason of Tenant’s failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

16.10       Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

Multi-Tenant Lease – PLx Pharma Inc.

16.11       Binding Effect: Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

16.12       Landlord. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Industrial Center. In the event of any transfer or transfers of such title to the Industrial Center, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

16.13       Legal Fees and Other Costs. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable legal fees. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to legal fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

16.14       Landlord’s Access: Showing Premises: Repairs. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable prior notice to Tenant for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building “For Sale” signs and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises “For Lease” signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

16.15       Signs. Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord’s prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant’s own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord.

16.16       Termination: Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within I 0 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

Multi-Tenant Lease – PLx Pharma Inc.

16.17      Quiet Possession. Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

16.18      Subordination: Attornment: Non-Disturbance.

(a)          Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, “Mortgage”) now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

(b)          Attornment. Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month’s rent.

(c)          Non-Disturbance. With respect to any Mortgage entered into by Landlord after the execution of this Lease, Landlord will use commercially reasonable effort to obtain a non-disturbance agreement from such Mortgage holder.

(d)          Self-Executing. The agreements contained in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-disturbance and attornment as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

Multi-Tenant Lease – PLx Pharma Inc.

16.19       Rules and Regulations. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abide by all reasonable rules and regulations (“Rules and Regulations”) which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Industrial Center.

16.20       Security Measures. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties. Any security measures provided by Landlord may not be treated by Tenant as a guarantee against crime. Landlord does not make, and Tenant waives, any guaranty or warranty, expressed or implied, with respect to security at or in the Industrial Center, or that any security measures will prevent occurrences or consequences of criminal activity. Any mechanical security devices can be rendered inoperative at any time. Landlord is not responsible for a temporary failure of such devices. If such devices are in need of repair, Tenant waives all warranties, expressed or implied, with respect to Landlord’s repair of such devices. Landlord’s installation or use of any security measure does not constitute a voluntary undertaking or agreement by Landlord to provide security to any Tenant Entity. Landlord may modify, reduce or eliminate the use of any security measure at any time without notice to Tenant. Neither Landlord nor its agents, employees or representatives are liable in any way for any disruption in the operation or performance of any security measure. Landlord does not make, and Tenant waives, any guaranty or warranty that the presence of any security measure at or in the Industrial Center in any way increases the personal security of any Tenant Entity or its property. Landlord is not liable to any Tenant Entity for any injury, damage or loss whatsoever which is caused (a) as a result of any problem, defect, malfunction or the failure of the performance of any security measure or (b) by any person engaging in criminal activity.

16.21       Reservations. Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonable requested by Landlord to effectuate any such easements or maps.

16.22       Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

16.23       Offer. Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

16.24      Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

Multi-Tenant Lease – PLx Pharma Inc.

16.25      Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

16.26      Authority. Each person signing on behalf of Landlord or Tenant warrants and represents that she or he is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

16.27      Brokerage.

(a)          Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than Landlord’s Broker and Tenant’s Broker (collectively, Brokers). Tenant shall indemnity, defend, and hold Landlord harmless against all costs, expenses, legal fees, or other liability for commissions or other compensation or charges claimed by any broker or agent other than Brokers claiming by, through, or under Tenant with respect to this Lease or any renewal or extension or with respect to any expansion of the Premises.

(b)          Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than Brokers. Landlord shall indemnity, defend, and hold Tenant harmless against all costs, expenses, legal fees, or other liability for commissions or other compensation or charges claimed by any broker or agent, including Brokers, claiming by, through or under Landlord with respect to this Lease or any renewal or extension or with respect to any expansion of the Premises.

(c)          Any brokerage commissions payable to Brokers are payable by Landlord under the terms of separate agreements between Landlord and Brokers.

16.28      Force Majeure. When this Lease prescribes a period of time for action to be taken by either party, the responsible party is not liable for, and there is excluded from the computation of the period of time, any delays due to strikes, acts of God, shortages of labor or materials, acts of terrorism, war, governmental laws, regulations, restrictions, or any other cause of any kind that is beyond the control of the party. The prior sentence does not apply to the obligation of Tenant to pay any Rent due under this Lease.

16.29      Counterparts. This Lease may be executed in two or more counterparts, each of which is deemed an original and all of which together constitute one and the same instrument.

16.30      Calculation of Charges. Tenant understands and accepts the methods of calculation for determining charges and amounts of assessed against Tenant under this Lease, and agrees that they comply with Section 93.012 (Assessment of Charges) of the Texas Property Code, as amended or succeeded from time to time. Tenant waives, to the fullest extent permitted by applicable law, all rights and benefits of Tenant under Section 93.012 of the Texas Property Code, as amended or succeeded from time to time.

Multi-Tenant Lease – PLx Pharma Inc.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Landlord:	Tenant:

Teachers Insurance and Annuity Association	PLx Pharma Inc.,
of America, a New York corporation	a Texas corporation

By:	/s/ Linda W. Vetterl		By:	/s/ Ronald R. Zimmerman
	Its:	Linda W. Vetterl		Its:	Ronald R. Zimmerman
	Title:	Director		Title:	President
	Telephone:	(212) 916-5308		Telephone:	(713) 842-1249
	Facsimile:	(212) 916-6582		Facsimile:	(713) 842-3052

Date: June 15, 2009		Date: June 4, 2009

Address:	730 Third Avenue, 4th Floor	Address:	8285 El Rio, Suite 130
	New York City, New York 10017		Houston, Texas 77054

Multi-Tenant Lease – PLx Pharma Inc.

Landlord’s Remedies Addendum In Event
of Tenant Default
(State of Texas)

(a)          Upon any Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Applicable Requirements, take any of the follow actions:

(1)         Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination, (B) all amounts due under Section(b) below, and (C) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to a present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rents”, minus (ii) the then present fair rental value of the Premises for such period, as determined by Landlord in good faith, similarly discounted; or

(2)         Terminate Tenant’s right to possess the Premises and change the door locks to the Premises without terminating this Lease, with or without notice thereof to Tenant, and without judicial proceedings, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section (b) below, and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period; however, except to the limited extent required by Applicable Requirements, Landlord shall not be obligated to relet the Premises or otherwise mitigate damages and shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for a retelling. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry to Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Tenn. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section (a)(2). If Landlord elects to proceed under this Section (a)(2), it may at any time elect to terminate this Lease under Section (a)(l) above. Landlord and Tenant hereby confirm that the terms and provisions of this Section supersedes 93.002 of the Texas Property Code to the extent of any conflict.

LANDLORD’S REMEDIES ADDENDUM

(b)          Tenant shall pay to Landlord all costs and expenses incurred by Landlord (including court costs and reasonable attorney’s fees and expenses) in (I) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into a condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of its rights, remedies, and recourses. Landlord’s acceptance of rent following the occurrence of a Default shall not waive Landlord’s rights regarding such Default. Landlord’s receipt of rent with knowledge of any Default by Tenant hereunder shall not be a waiver of such Default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (A) keep in place and use or (B) remove and store, at Tenant’s expense, all of the furniture, fixtures, equipment or other property, deemed abandoned by Tenant in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein grated Landlord are commercially reasonable.

(c)          In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. Said lien and security interest shall be in addition to and cumulative of Landlord’s liens provided by Law. This Lease shall constitute a security agreement under the Uniform Commercial Code in effect in the State of Texas so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, including, but not limited to, all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Premises by Tenant. Tenant agrees to execute as debtor such financing statement or statements as Landlord may now or hereafter reasonably request in order that such security interest or interests may be protected pursuant to said Uniform Commercial Code. At its election any time, Landlord may file a copy of this Lease as a financing statement. As secured party, Landlord shall be entitled to all the rights and remedies afforded a secured party under said Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of Landlord’s liens and rights provided by Law or by the other terms and provisions of this Lease.

LANDLORD’S REMEDIES ADDENDUM

(d)          If Landlord is deemed to have a duty to mitigate its damages arising from a default by Tenant under this Lease, then Landlord’s duty to mitigate is limited to using objectively reasonable efforts to relet the Premises to a replacement tenant suitable under the circumstances, which duty to relet the Premises does not require Landlord to (i) give priority to the Premises over other premises owned or managed by Landlord or its affiliates, (ii) relet for less than market rent, or (iii) relet to a tenant (or for a use) that is not in keeping with the first class character of the Industrial Center. Further, any breach of Landlord’s duty to relet the Premises does not give rise to a cause of action by Tenant, but rather, will reduce Landlord’s recovery against Tenant to the extent that damages reasonably could have been avoided if Landlord had properly exercised its above-described duty.

LANDLORD’S REMEDIES ADDENDUM

EXHIBIT A-I
DIAGRAM OF INITIAL PREMISES

Suite 130

EXHIBIT A-1 – Solo Page

EXHIBIT A 2
DIAGRAM OF MUST TAKE SPACE

LANDSCAPE
SIDEWALK
PLANTER
102
11'8"x14'
10
24'
EXIT
101
10'x14'8"
COFFEE
W
M

PROJECT
LOCATION
HOOLY HALL
LOCATION MAP

SITE PLAN

PLAZA de EL RIO
8285 EL RIO, SUITE 140
HOUSTON, TEXAS

BUILDING SUMMARY

BUILDING FEATURES

TIAA CREF

HOLT LUNSFORD
COMMERCIAL

1217 West Loop North, Suite 100 Houston, Tx. 77055
713-850-8500 (F) 713-850-8550

EXHIBIT A-2 – Solo Page

EXHIBIT A-3
DIAGRAM OF PREMISES

EXHIBIT A-3 – Solo Page

EXHIBIT A-4

LEGAL DESCRIPTION

Plaza del Oro 4-6
Houston, TX

TRACT I:

All that certain 6.6596 acres of land out of Reserve “B” Plaza Del Oro, Section 7 according to the plat thereof filed at Volume 299, Page 44 Harris County Map Records and being more particularly described by metes and bounds as follows:

BEGINNING at a found 5/8” iron rod marking the southeast comer of said Reserve “B”;

THENCE S 87’ 06’ 00” W- 457.00’, with the north right-of-way line of interstate Highway 610 (South Loop West) (width varies) to a found 5/8” iron rod for comer;

THENCE N 47’54’ 00” W- 14.14’ with a 10’ cut-back line to a found 5/8” iron rod for corner;

THENCE N 02’ 54’ 00” W- 135.90’ with the east right-of-way line of El Rio (width varies) to a found 5/8” iron rod and the Point of Curvature of a curve to the right having a central angle of 25’39’ 00”, a radius of 645.00’;

THENCE with said curve and continuing with said east right-of-way line of El Rio, for an arc distance of 288.75’ to a found 5/8” iron fod and the Point of Tangency;

THENCE N 22’ 45’ 00” E- 315.37’, continuing with said east right-of-way line of EI Rio to a found “X” in concrete for comer;

THENCE S 67’15’ 00” E- 432.00’ to a found 5/8” iron fod for corner;

THENCE S 22’45’ 00” W- 283.00’, with the east line of said Reserve “B” to a found 5/8” iron rod for corner; THENCE S 02’ 54’ 00” E- 267.28’, to the POINT OF BEGINNING and containing 6.6596 acres (290,090 square feet) of land, more or less.

TRACT II:

All that certain 5,970 square feet of land out of Reserve “B” Plaza Del Oro, Section 7 according to the plat thereof filed at Volume 299, Page 44 Harris County Map Records and being more particularly described by metes and bounds as follows:

BEGINNING at a found “X” in concrete located in the easterly right-of-way line of El Rio (60’ wide at this point) at its intersection with the northerly line of that certain 6.6596 acres of land described in a deed dated 04-15-1982 from Crow-Plaza Del Oro, Ltd., a Texas limited partnership, to Crow NWP Joint Venture, a Texas joint venture filed in the Official Public Records of Real Property of Harris County, Texas, at Clerk File No. H-412711, Fihn Code No. ###-##-####;

EXHIBIT A-4

THENCE S 67’ 15’ 00” E- 398.00’, with the northerly line of said 6.6596 acre tract, to a found 5/8” iron rod for corner;

THENCE N 22’45’ 00” E- 15.00’, with the most southerly east line of that certain 4.1968 acre tract described in a deed dated 12-22-1997 from Sueba U.S.A. Corporation to Sueba Investments No. 32, Ltd. filed in the Official Records of Real Property of Harris County, Texas, at Clerk File No. R-727491, Film Code No. 506-63-1092, to a found 5/8” iron rod for corner;

THENCE N 67” 15’ 00” W- 398.00’, with a southerly east line of said 4.1968 acre tract, to a found 5/8” iron rod for corner;

THENCE S 22° 45’ 00” W- 15.00’, with east right-of-way line of the aforementioned El Rio, to the POINT OF BEGINNING and containing 5,790 square feet of land, more or less.

EXHIBIT A-4

EXHIBIT B
COMMENCEMENT DATE CERTIFICATE

LANDLORD:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

TENANT:	PLX PHARMA INC.

LEASE DATE:	_______________________________

PREMISES:    8285 El Rio, Suite 130 and Suite 140, Houston, Texas

Tenant hereby accepts the Premises as being in the condition required under the Lease.

The Commencement Date of the Lease is ___________________

The Expiration Date of the Lease is ________________________

Landlord:	Tenant:

Teachers Insurance and Annuity Association of America, a New York corporation	PLx Pharma Inc., a Texas corporation

By:	By:
Its:	Its:

Title:	Title:

Telephone: (212) 916-5508	Telephone: (713) 842-1249
Facsimile: (212) 916-6582	Facsimile: (713) 842-3052

Date:	Date:

EXHIBIT B – Solo Page

EXHIBIT C

STANDARD RENEWAL OPTION

This option to extend is a part of the lease dated _____________, 2009, by and between Teachers Insurance and Annuity Association of America (“Landlord”) and PLx Pharma Inc. (“Tenant”) for the Premises commonly known as 8285 El Rio, Suite 130, Houston, Texas.

So long as Tenant is not in default of its covenants under this Lease, Tenant shall be entitled to and is hereby granted an option to extend the Term of the Lease for an additional five (5) years (the “Renewal Term”). The Renewal Term shall be on all the same terms and conditions of the existing lease except that the rent payable during the Renewal Term will be an amount equal to the Fair Market Value in effect for similar properties. “Fair Market Value” shall mean the rental rate as agreed to by Landlord and Tenant within thirty (30) days following the date Tenant exercises this Renewal Term. Tenant must provide Landlord at least six (6) months but not more than nine (9) months prior written notice of Tenant’s desire to exercise this Renewal Term. If Landlord and Tenant are not able to agree upon the Fair Market Value within the thirty (30) day period provided, then Tenant shall have the right to accept the last rent proposed by Landlord or terminate the exercise of this Renewal Term in which event this Lease will terminate on the date originally scheduled. Tenant shall give Landlord notice thereof within five (5) business days following the thirty (30) day period.

EXHIBIT C – Solo Page

EXHIBIT D
INDUSTRIAL CENTER RULES AND REGULATIONS

1.          Landlord agrees to furnish Tenant four (4) keys without charge. Additional keys will be furnished at a nominal charge.

2.          No Tenant shall at any time occupy any part of the Premises, Building of which the Premises are part and/or the Industrial Center as sleeping or lodging quarters.

3.          Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant’s area or public rooms regardless of whether or not such loss occurred when the area is locked from entry.

4.          No birds, fowl, or animals shall be brought into or kept in or about the Premises, Building of which the Premises are part and/or the Industrial Center.

5.          The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Premises, Building of which the Premises are part and/or the Industrial Center shall be borne by the person who shall occasion it. No Tenant Entity person shall waste water by interfering with the faucets or otherwise.

6.          No Tenant Entity shall disturb the occupants of the Building and/or Industrial Center by the use of any musical instruments, making of unseemly noises, causing objectionable odors, or any unreasonable use.

7.          For purpose of good housekeeping, safety and cleanliness of the area outside the Premises and of the common areas, Tenant must keep all refuse and debris in containers. If Tenant fails in this respect, Landlord may give written notification to Tenant to clean up such refuse and debris. If Tenant does not remedy the situation within forty-eight (48) hours from receipt of such notification, Landlord retains the right to clean up the area and bill the tenant for such work.

8.          No item, including, but not limited to, vehicles, trailers, temporary structures, supplies or equipment, shall be stored outside the Premises within the Industrial Center without the express permission of the Landlord.

9.          Tenant shall not block or obstruct the driveway or place rubbish, trash, litter or material of any similar nature in such area. Tenant shall place approved trash receptacles only in designated areas.

10.        Tenant may not operate any recreational vehicles around the Industrial Center.

11.        Tenant may not repair any vehicle outside the Premises. Tenant may not leave any vehicle outside the Premises over seventy-two (72) hours that has a flat tire or is inoperative for any reason.

EXHIBIT D

12.        Pest control in the Premises is a Tenant expense.

13.        No washing of any type (other than a reasonable restroom or kitchen washing) will take place in the Premises including the truck apron and parking areas.

14.        Tenant will furnish and maintain an adequate number of fire extinguishers in good operating condition as may be reasonably required by Landlord and will also comply with such safety recommendations and loss prevention and loss reduction recommendations as Landlord or Landlord’s insurance carriers (or both) may, from time to time, request.

15.        Tenant shall not authorize anyone to walk upon, inspect, install anything upon, or repair the roof of the Building, except as required by the terms of Section 7.5 of the Lease.

16.         Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed, for the safety, care and cleanliness of the Industrial Center, and for the preservation of good order therein.

EXHIBIT D

EXHIBIT E

TENANT FINISH WORK

A.	PLANS AND SPECIFICATIONS. Tenant shall submit to Landlord within I 0 days after the date of this Lease space plan(s) and other information (collectively, the “Space Plan”) necessary or required by Landlord to complete the initial plans and specifications (the “Initial Construction Documents”) for the construction of the tenant finish in the Premises (including the Initial Premises and the Must Take Space). Landlord shall prepare and submit the Initial Construction Documents to Tenant for Tenant’s approval as soon as practical after receiving the Space Plan.

Within 10 days after receipt of the Initial Construction Documents, Tenant shall deliver to Landlord a notice either approving or disapproving them. Any disapproval must specify in reasonable detail the reasons for the disapproval. If Tenant requests any changes in the Initial Construction Documents that vary from the Space Plan, any redrawing is at Tenant’s expense. If Landlord does not receive a notice from Tenant disapproving the Initial Construction Documents within the 10-day period, Tenant is deemed to approve the Initial Construction Documents. Any redrawing of or changes in the Initial Construction Documents requested by Tenant after Tenant’s initial approval is at Tenant’s expense.

The approved Initial Construction Documents are referred to as the “Construction Documents” and all work to be performed by Landlord under the Construction Documents is referred to as the “Tenant Finish Work”. Landlord does not warrant that the Construction Documents comply with Applicable Requirements. Tenant, at its sole cost and expense, is responsible to ensure that the Construction Documents and Tenant’s business operations at the Premises comply with Applicable Requirements.

B.	TENANT FINISH WORK. Landlord shall construct or cause to be constructed the Tenant Finish Work in substantial accordance with the Construction Documents. Tenant shall pay the Actual Cost (defined below) of all Tenant Finish Work in excess of $27,000.00 (the “Work Allowance”). The Work Allowance includes the cost of preparing the Construction Documents.

The term “Actual Cost” means the cost of all labor and materials and all hard and soft costs, together with the Building Service Fee of 5% of all hard costs, incurred by Landlord in performing the Tenant Finish Work, or the Additional Work (defined below), as applicable.

If prior to commencement of the Tenant Finish Work Landlord determines, based on construction bids received by Landlord, that the Actual Cost of the Tenant Finish Work will exceed the Work Allowance, then Tenant shall pay the excess to Landlord as Additional Rent. Landlord is not obligated to commence the Tenant Finish Work until it receives the excess payment from Tenant.

EXHIBIT E

If during construction the Actual Cost of the Tenant Finish Work exceeds the Work Allowance and all amounts previously paid by Tenant to Landlord prior to the commencement of construction, then Landlord shall submit interim statements covering any excess costs incurred by Landlord under this Paragraph and Tenant shall pay the amount of the excess costs to Landlord as Additional Rent.

C.	ADDITIONAL WORK. If Landlord performs, at Tenant’s request and upon submission by Tenant and approval by Landlord of necessary plans and specifications therefor (as approved, the “Additional Work Plans”), any work over and above the Tenant Finish Work (“Additional Work”), including any Additional Work approved by change order or work order, then the Additional Work is at Tenant’s expense, regardless of any remaining balance of the Work Allowance. Landlord is not obligated to perform any Additional Work until Tenant pays Landlord the Actual Cost of the Additional Work, as estimated by Landlord. If the Actual Cost of the Additional Work exceeds the estimated amount paid by Tenant, then Tenant shall pay the excess to Landlord as Additional Rent.

D.	EARLY ENTRY. Upon request by Tenant, Landlord shall permit Tenant and its contractors to enter the Premises prior to the Commencement Date, in order that Tenant may perform through its own contractor(s) (who must be approved by Landlord) other work and decorations Tenant wants in the Premises while Landlord’s contractors are working (an “Early Entry:). This license to enter prior to the Commencement Date is subject to the following conditions:

(l)           Tenant’s contractor(s) must work in harmony and not interfere with Landlord’s contractors and subcontractors;

(2)          prior to commencement of the work by Tenant’s contractor(s), Tenant must deliver evidence to Landlord of compliance with the requirements of Paragraph 8.2; and

(3)         Tenant is subject to all terms of this Lease other than the obligation to pay Base Rent and Tenant’s Share of Operating Expenses.

Landlord may revoke this license upon 48 hours’ notice to Tenant if the entry causes disharmony or interference with the Tenant Finish Work or any Additional Work.

NO LANDLORD ENTITY IS LIABLE IN ANYWAY FOR ANY INJURY, LOSS, OR DAMAGE THAT OCCURS TO ANY OF TENANT’S DECORATIONS OR INSTALLATIONS MADE PRIOR TO THE COMMENCEMENT DATE, THE ENTRY BEING SOLELY AT TENANT’S RISK. TENANT SHALL INDEMNIFY, DEFEND, AND HOLD LANDLORD ENTITIES HARMLESS FROM ANY CLAIMS ARISING FROM ACTIVITIES OF TENANT’S CONTRACTORS, WORKERS, AND MECHANICS, EVEN IF DUE IN WHOLE OR IN PART TO THE NEGLIGENCE OR STRICT LIABILITY OF ANY LANDLORD ENTITIES.

E.	PROJECT ENGINEER. In connection with any Tenant Finish Work or Additional Work affecting the Building’s fire alarm, mechanical, electrical, or plumbing systems, Landlord must approve the mechanical, electrical and plumbing engineer and the fire alarm contractor of record for the Industrial Center.

EXHIBIT E

F.	PAYMENTS BY TENANT. All amounts payable by Tenant under this Exhibit E are payable to Landlord as Additional Rent within 10 days after Tenant’s receipt of Landlord’s demand.

G.	PUNCHLIST. When Landlord determines that it has substantially completed the Tenant Finish Work and any Additional Work, Landlord shall notify Tenant. Within 3 business days after the date of Landlord’s notice to Tenant, Landlord and Tenant shall meet and inspect the Premises. Tenant shall reasonably specify any part of the Tenant Finish Work or the Additional Work that is not in substantial compliance with the Construction Documents by delivering a punchlist to Landlord on the next business day after the date of the inspection. Landlord shall correct the items shown on the punchlist that are not in substantial compliance with the Construction Documents with reasonable due diligence and will have access to the Premises to do so.

EXHIBIT E

EXHIBIT F

MOVE OUT STANDARDS

This Move Out Standards (Exhibit “F”) is dated for the reference purposes as, and is made between Teachers Insurance and Annuity Association of America, a New York corporation, (“Landlord”), and PLx Pharma Inc., a Texas corporation (“Tenant”) to be a part of that certain Standard Industrial Lease (the “Lease”) concerning a portion of the Property more commonly known as 8285 El Rio, Suite 130, Houston, Texas (the “Premises”). Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

At the expiration of this Lease, Tenant shall surrender the Premises in the same condition as they were upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its Personal Property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of the Landlord.

The Tenant shall surrender the Premises, at the time of the expiration of the Lease, in a condition that shall include, but is not limited to, addressing the following items:

l.	Lights:	Office and warehouse lights will be fully operational with all bulbs functioning.

2.	Dock Levelers & Roll Up Doors:	Should be in good working condition.

3.	Dock Seals:	Free of tears and broken backboards repaired.

4.	Warehouse Floor:	Swept with no racking bolts and other protrusions left in floor. Cracks should be repaired with an epoxy or polymer.

5.	Tenant-Installed Equipment & Wiring:	Removed and space returned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc.)

6.	Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

7.	Roof:	Any tenant-installed equipment must be removed and roof penetrations properly repaired by licensed roofing contractor. Active leaks must be fixed and latest landlord maintenance and repairs recommendation must have been followed.

8.	Signs:	All exterior signs must be removed and holes patched and paint touched-up as necessary. All window signs should likewise be removed.

EXHIBIT F

9.	Heating & Air Conditioning System:	A written report from a licensed HVAC contractor within the last three months stating that all evaporative coolers within the warehouse are operational and safe and that office HVAC system is also in good and safe operating condition.

10.	Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of premises.

11	Upon Completion:	Contact Landlord’s property manager to coordinate date of turning off power, turning in keys, and obtaining final Landlord inspection of premises which, in turn, will facilitate refund of security deposit.

EXHIBIT F

EXHIBIT G

ESTOPPEL CERTIFICATE

_____________________, 20_

_____________________

_____________________

_____________________

Re:	Industrial Lease dated ________ 20__, between Teachers Insurance and Annuity association of America, (Landlord), a New York corporation, and _____________________ a (Tenant) (as amended, the Lease), covering certain space in ________________, ______________,Texas (the Industrial Center)

Dear _______________:

Tenant understands that _____________________ (Purchaser) is purchasing the Project from Landlord and Purchaser and Landlord are relying on this Estoppel Certificate.

For $10 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Tenant ratifies the Lease and certifies to Purchaser and Landlord that:

Tenant is occupying and conducting business in the Premises.

As of the date hereof, the Base Rent under the Lease is $ _____________ per month payable in advance on the first day of each calendar month. Base Rent is paid through __________, 20 __.

The Lease is in full force and effect and Tenant has not assigned or subleased its interest in the Lease except as specified on Schedule A attached to this Estoppel Certificate.

A true and correct copy of the Lease and all amendments thereto is attached as Schedule B to this Estoppel Certificate [Schedule B to be attached before delivery of Estoppel Certificate].

The Lease is the entire agreement between Landlord and Tenant concerning the Premises.

The Lease Term expires on _____, 20___.

Landlord has satisfied all of its obligations regarding the installation of leasehold improvements.

To the best knowledge of Tenant, after due inquiry, no Event of Default by Tenant or default by Landlord has occurred under the Lease and is continuing and no act or omission has occurred that with the giving of notice or passage of time or both would constitute an Event of Default by Tenant except as specified on Schedule A.

Tenant is not entitled to any abatements, setoffs, or deductions from Rent under the Lease except as specified in Schedule A.

No Rent has been paid more than one month in advance.

The Security Deposit is$____________.

EXHIBIT G

Defined terms in the Lease have the same meanings in this Estoppel Certificate.

_____________________________,
________________________

By:
Name:
Title:

EXHIBIT G

SCHEDULE A
To EXHIBIT G

List any assignments or subleases or state NONE:

List any Events of Default by Tenant that have occurred and are continuing or any acts or omissions that have occurred that with the giving of notice or passage of time or both would constitute an Event of Default by Tenant or state NONE:

List any Events of Default by Landlord that have occurred and are continuing or any acts or omissions that have occurred that with the giving of notice or passage of time or both would constitute an Event of Default by Landlord or state NONE:

List any abatements, setoffs, or deductions from Rent to which Tenant is entitled at this time or state NONE:

EXHIBIT G

SCHEDULE D To
EXHIBIT G

COVER PAGE FOR COPIES OF LEASE AND AMENDMENTS

EXHIBIT G

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